UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2010 (February 18, 2010)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On February 19, 2010, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the sole book-running manager (the “Underwriter”), related to a public offering of 38,095,239 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $1.05 per share (the “Offering Price”), less underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter a 30-day option to purchase up to an additional 15% of the shares of Common Stock offered in the Offering to cover over-allotments, if any. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriter’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $36.8 million, assuming no exercise by the Underwriters of their over-allotment option. The Offering is expected to close on February 24, 2010, subject to the satisfaction of customary closing conditions.

Northland Securities, Inc. will receive a financial advisory fee from the Company equal to 0.7% of the gross proceeds of the Offering.

The Company is offering the Common Stock pursuant to a prospectus dated February 4, 2009 and a prospectus supplement dated February 19, 2010, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-156459) declared effective by the Securities and Exchange Commission on February 4, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of Waller Lansden Dortch & Davis, LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01               Other Events.

On February 18, 2010, the Company issued a press release announcing the Offering.  On February 19, 2010, the Company issued a press release announcing pricing of the Offering.  Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of February 19, 2010, between Capstone Turbine Corporation and Lazard Capital Markets LLC

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

99.1	Press Release issued by Capstone Turbine Corporation on February 18, 2010

99.2	Press Release issued by Capstone Turbine Corporation on February 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: February 19, 2010	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 19, 2010, between Capstone Turbine Corporation and Lazard Capital Markets LLC

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

99.1	Press Release issued by Capstone Turbine Corporation on February 18, 2010

99.2	Press Release issued by Capstone Turbine Corporation on February 19, 2010